Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-363351) pertaining to the Brush Engineered Materials Inc. Savings and Investment Plan of our report dated June 24, 2005, with respect to the financial statements and schedule of the Brush Engineered Materials Inc. Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Cleveland, Ohio
June 24, 2005